Exhibit 32.1

Certification Pursuant to

18 U.S.C. Section 1350

(As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with this Quarterly Report on Form 10-Q of Weida Communications, Inc. (the “Company”) for the quarterly period ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Mitchell Sepaniak, as President and Chief Executive Officer of the Company, and Meilin Yu, as Acting Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of each such officer’s knowledge:

(1)                 The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mitchell Sepaniak
Name:	Mitchell Sepaniak
Title:	President and Chief Executive Officer
Date:	June 13, 2005

/s/ Meilin Yu
Name:	Meilin Yu
Title:	Acting Chief Financial Officer
Date:	June 13, 2005

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.